EXHIBIT 5

                                  May 10, 1995

Ideon Group, Inc.
7596 Centurion Parkway
Jacksonville, Florida  32256

     Re: Registration Statements on Form S-8 as specified on Exhibit A hereto

Ladies and Gentlemen:

     We refer to the Registration Statements and amendments thereto on Form S-8 (collectively and, to the extent applicable, as amended, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Ideon Group, Inc., a Delaware corporation (the "Company"), as successor to SafeCard Services, Inc., with the Securities and Exchange Commission (the "Commission") on or about May 11, 1995 and as more particularly described on Exhibit A attached hereto. The Registration Statements cover an aggregate of approximately 4,521,332 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of the Company, together with such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, authorized for issuance pursuant to the exercise of rights under the benefit plans described in the Registration Statements (collectively, the "Plans").

     We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that the Shares, when sold and delivered by the Company as contemplated by and in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statements as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statements. We further consent to the use of our name as counsel for the Company.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.


                                       Very truly yours,

                                  /s/Mahoney Adams & Criser, P.A.
                                 ---------------------------------
                                     Mahoney Adams & Criser, P.A.


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                                   EXHIBIT A

     Post-Effective Amendment No. 1 to Registration Statement No. 33-57071 relating to the Ideon Group, Inc. 401(k) and Profit Sharing Plan

     Post-Effective Amendment No. 1 to Registration Statement No. 33-55585 relating to the Ideon Group, Inc. Employees Stock Option Plan

     Post-Effective Amendment No. 1 to Registration Statement No. 33-39023 relating to the Ideon Group, Inc. 1989 Stock Option Plan

     Post-Effective Amendment No. 1 to Registration Statement No. 33-55581 relating to the Ideon Group, Inc. 1994 Long-Term Stock Based Incentive Plan

     Post-Effective Amendment No. 2 to Registration Statement No. 33-51439 relating to the Ideon Group, Inc. 1992 Stock Option Plan and two individual directors' stock option agreements

     Post-Effective Amendment No. 2 to Registration Statement No. 33-48317 relating to the Ideon Group, Inc. 1991 Stock Option Plan and one individual director's stock option agreement

     Registration Statement filed with the Securities and Exchange Commission on May 11, 1995 relating to the Ideon Group, Inc. 1994 Long-Term Stock Based Incentive Plan

     Registration Statement filed with the Securities and Exchange Commission on May 11, 1995 relating to the Ideon Group, Inc. Directors Stock Plan